    As filed with the Securities and Exchange Commission on December 23, 2002
                                                            --------------------

                                                       Registration No. 33-23601
                                                                        --------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                     BNS Co.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                              05-0113140
--------------------------------                             -------------------
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                               200 Frenchtown Road
                                     Suite 2
                       North Kingstown, Rhode Island 02852
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)


                       BNS Co. Savings and Retirement Plan
            (formerly The Brown & Sharpe Savings and Retirement Plan)
            ---------------------------------------------------------
                            (Full Title of the Plan)

                                 Andrew C. Genor
                      President and Chief Executive Officer
                                     BNS Co.
                               200 Frenchtown Road
                                     Suite 2
                       North Kingstown, Rhode Island 02852
                                 (401) 886-7404
            ---------------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                  Please send copies of all communications to:
                             Howard K. Fuguet, Esq.
                                  Ropes & Gray
                             One International Place
                                Boston, MA 02110
                                 (617) 951-7000

                               -------------------

                          DEREGISTRATION OF SECURITIES

         On August 9, 1988, BNS Co. (the "Company"), formerly known as Brown & Sharpe Manufacturing Company, filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 33-23601), registering shares of the Company's Class B Common Stock (the "Common Stock") to be issued to participants under The Brown & Sharpe Savings and Retirement Plan (the "Original Plan") as well as the related Participation Interests in the Original Plan (the Participation Interests and the Common Stock together, the "Securities"). On December 31, 2001, the Original Plan was merged into the BNS Co. Savings and Retirement Plan (the "Plan"), formerly known as The Brown & Sharpe Savings and Retirement Plan for Management Employees. Pursuant to the requirements of Rule 478(a)(4) under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 hereby deregisters any and all Securities originally registered hereunder which have not been issued. The Plan, pursuant to which the Securities would have been issued, has been amended and no additional Securities may be issued or sold under such plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Kingstown, State of Rhode Island, on this 23rd day of December, 2002.

                                                BNS Co.

                                                By: /s/ Andrew C. Genor
                                                    ---------------------------
                                                    Name:  Andrew C. Genor
                                                    Title: President and Chief
                                                            Executive Officer


         Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Andrew C. Genor                                 Date: December 23, 2002
---------------------------
Andrew C. Genor
President and Chief Executive Officer
(Principal Executive Officer)
(Principal Financial Officer)
(Principal Accounting Officer)



/s/ Richard M. Donnelly                             Date: December 23, 2002
---------------------------
Richard M. Donnelly
Director


/s/ Howard K. Fuguet                                Date: December 23, 2002
---------------------------
Howard K. Fuguet
Director


/s/ Kenneth N. Kermes                               Date: December 23, 2002
---------------------------
Kenneth N. Kermes
Director


/s/ J. Robert Held                                  Date: December 23, 2002
---------------------------
J. Robert Held
Director

/s/ Roger E. Levien                                 Date: December 23, 2002
---------------------------
Roger E. Levien
Director


/s/ John M. Nelson                                  Date: December 23, 2002
---------------------------
John M. Nelson
Director


/s/ Henry D. Sharpe, III                            Date: December 23, 2002
---------------------------
Henry D. Sharpe, III
Director